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                                                                    Exhibit 10.4

                            STAR SERVICES GROUP, INC.
                2075 N. Powerline Road o Pompano Beach, FL 33069
     Phone: (954) 974-3800 o Fax: (954) 970-0557 o Toll Free: 1-888-335-8240


                               September 26, 2000

Mr. Kevin R. Kohn
President
Peerless Dade, Inc. ("Dade Recycling")
Peerless Big Apple, Inc. ("Big Apple")
Peerless Miami Avenue, Inc. ("Miami Avenue")
Namco Metals Management, Inc. ("Namco")
9471 Baymeadows Road, Suite 106
Jacksonville, Florida  32256

         Re:      CLOSING TRANSACTIONS

Dear Mr. Kohn:

         On September 26, 2000, Star Services Group, Inc. ("Star") entered into the various documents attached hereto (Contracts of Sale). The Contracts of Sale contemplate a closing on October 16, 2000, but also provide for delivery by Sellers of Audited Financial Statements (as defined below) for Dade Recycling, Big Apple and Miami Avenue (collectively referred to as "Sellers") as a precondition to closing. We contemplate that the Audited Financial Statements will not be completed as of that date. Consequently, we have agreed to modify the Contracts of Sale as follows:

                  1. The transactions set forth in the Contracts of Sale (the "Transactions") will not close until the date the Audited Financial Statements are delivered (the "Closing Date").

                  2. Each of the documents necessary to close the Transactions (the "Transaction Documents"), including but not limited to an instruction letter to Star's transfer agent concerning the stock consideration, will be executed by Star and Sellers on or about October 16, 2000 (the "Execution Date").

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Mr. Kevin R. Kohn
September 26, 2000
Page 2

                  3. Other than accounts receivable, all adjustments required pursuant to the Transaction Documents will be calculated as of the Execution Date and paid at the Closing Date.

                  4. The Transaction Documents will be held by G. Stephen Manning, P.A. ("Manning"), the attorney for the Sellers, until Manning receives written notice from Star and Sellers that the Audited Financial Statements have been delivered by Sellers to Star. Manning's sole responsibility shall be to hold the Transaction Documents and to deliver them as provided.

                  5. Upon delivery of the Audited Financial Statements to Star, Star shall deliver the Stock Consideration which is defined in the Contracts of Sale and is required to be delivered pursuant to the Contracts of Sale within fifteen (15) days.

                  6. The term Audited Financial Statements shall mean financial statements which have been audited by a Certified Public Accountant in accordance with the then applicable and minimum requirements of the Securities and Exchange Commission ("SEC") for Audited Financial Statements of a company to be acquired so that Star may file such statements with the SEC and remain current in its financial filings.

                  7. Sellers shall have up to six (6) months to provide the Audited Financial Statements. If Sellers have not provided the Audited Financial Statements within the six (6) month period, Star shall have the right to obtain such statements on its own, but at Seller's expense; in such event Sellers shall make all of their financial books and records available to Star and its accountants.

         We have further agreed that until the Audited Financial Statements are provided and the Closing Date occurs, Star, or its assignees (collectively referred to as "Star") will operate and manage the assets of the Sellers in accordance with a Management and Operations Agreement to be negotiated prior to the Execution Date, mutually acceptable to Star and Sellers, that at a minimum shall contain the following:

                  1. From and after October 16, 2000, Star shall operate and manage the assets to be sold of the Sellers for its own account and shall be entitled to any profit or loss resulting from the operations.

                  2. All employees of Sellers who Star determines to retain shall become employees of Star which shall have the right in its sole determination to hire and fire any

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Mr. Kevin R. Kohn
September 26, 2000
Page 3

former employee of Sellers; provided, however, Star shall notify Sellers prior to firing any of Sellers former employees.

                  3. Star shall have Sellers, as the case may be, named on each insurance policy, including but not limited to any Comprehensive General Liability Policy and Pollution Legal Liability Policy, as an additional named insured.

                  4. Star shall indemnify and hold harmless the Sellers, their agents, employees, officers and directors from and against any and all liabilities, claims, losses and causes of action related to or arising out of Star's operation and management of the Sellers' assets.

         If the Audited Financial Statements are not obtained by October 15, 2001, this agreement shall terminate, the Transaction Documents shall be destroyed and management and operation of the assets to be sold shall be returned to Sellers.

                                                     Very truly yours,

                                                     STAR SERVICES GROUP, INC.

                                                     By: /s/ Jack Casagrande
                                                        ------------------------
AGREED AND ACCEPTED

Peerless Dade, Inc. ("Dade Recycling")
Peerless Big Apple, Inc. ("Big Apple")
Peerless Miami Avenue, Inc. ("Miami Avenue")
Namco Metals Management, Inc. ("Namco")

By: /s/ Kevin R. Kohn
   -----------------------------
     Kevin R. Kohn, President